UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 24, 2016

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the 2016 Annual Meeting held on May 24, 2016, the stockholders of the Company voted on the following three proposals and cast their votes as described below:

1. The individuals listed below were elected at the 2016 Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified.

	For	Against	Abstain	Broker Non-Vote
Paul M. Black	159,882,315	988,606	26,257	9,824,424
Greg Garrison	160,131,675	736,613	28,890	9,824,424
Jonathan J. Judge	160,062,099	805,483	29,596	9,824,424
Michael A. Klayko	158,200,909	2,667,054	29,215	9,824,424
Yancey L. Spruill	160,062,130	805,249	29,799	9,824,424
Dave B. Stevens	159,801,365	1,066,062	29,751	9,824,424
David D. Stevens	146,654,203	14,213,610	29,365	9,824,424
Ralph H. Thurman	159,772,906	1,094,416	29,856	9,824,424

2. A management proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
170,624,507	57,894	39,201	0

3. A non-binding, advisory resolution to approve named executive compensation, as described in the proxy materials, was approved.

For	Against	Abstain	Broker Non-Vote
157,602,951	3,202,177	92,050	9,824,424

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: May 25, 2016	By:	/s/ Brian P. Farley
Brian P. Farley
SVP, General Counsel and Corporate Secretary